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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 31, 2001



                      PACIFIC AEROSPACE & ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)



           Washington               0-26088                   91-1744587
         (State or other          (Commission               (IRS Employer
         jurisdiction of         (File Number)            Identification No.)
        incorporation or
          organization)

430 Olds Station Road, Third Floor, Wenatchee, WA              98801
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number,
including area code:                                        (509) 667-9600

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Item 5.  Other Events
---------------------

On August 31, 2001, the Company issued a press release stating that it had failed to make an interest payment on its 11 1/4% senior subordinated notes (the "Notes") within a grace period that expired on August 31, 2001. The press release is attached to this current report as Exhibit 99.1 and incorporated by reference in this current report.

On September 7, 2001, the Company issued a press release stating that it had entered into a lock-up agreement with the holders of approximately 98% of the Notes, related to a restructuring of the Company's debt and equity. The press release is attached to this current report as Exhibit 99.2 and incorporated by reference in this current report.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)      Financial Statements
         --------------------

None required.

(b)      Pro Forma Financial Information
         -------------------------------

Not applicable.

(c)      Exhibits
         --------

The following are filed as exhibits to this current report:

99.1     Press release dated August 31, 2001.

99.2     Press release dated September 7, 2001.

99.3 Agreement dated September 7, 2001, between Pacific Aerospace & Electronics, Inc., GSCP Recovery, Inc., Alliance Capital Management L.P., as investment advisor, M.W. Post Advisory Group L.L.C., as investment advisor, and William E. Simon & Sons Special Situation Partners II, L.P.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PACIFIC AEROSPACE & ELECTRONICS, INC.

                            By: /s/ Sheryl A. Symonds
                                -------------------------------------
                                Sheryl A. Symonds
                                V.P. Administration & General Counsel, Secretary



Dated: September 11, 2001

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                                  EXHIBIT INDEX

Exhibit
Number   Description

99.1     Press release dated August 31, 2001.

99.2     Press release dated September 7, 2001.

99.3 Agreement dated September 7, 2001, between Pacific Aerospace & Electronics, Inc., GSCP Recovery, Inc., Alliance Capital Management L.P., as investment advisor, M.W. Post Advisory Group L.L.C., as investment advisor, and William E. Simon & Sons Special Situation Partners II, L.P.

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